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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 12, 1995 which appears at page 39 of Centex Corporation's 1995 Annual Report to Stockholders, which is incorporated by reference in the Joint Annual Report on Form 10-K of Centex Corporation, 3333 Holding Corporation, and Centex Development Company, L.P. for the year ended March 31, 1995, and to all references to our firm included in this Registration Statement on Form S-3.





ARTHUR ANDERSEN  LLP


Dallas, Texas
  July 19, 1995